                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              BOWATER INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(BOWATER LOGO)

                                                            Bowater Incorporated
                                                          55 East Camperdown Way
                                                            Post Office Box 1028
                                                            Greenville, SC 29602

                                                                  March 22, 2000

Dear Shareholders:

     We cordially invite you to attend the Annual Meeting of Shareholders of Bowater Incorporated, which will be held at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Wednesday, May 10, 2000, at 11:00 a.m. Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement.

     During the meeting, I will review highlights of the past year and report on Bowater's business operations. Afterwards, you will have an opportunity to ask questions and to confer informally with a number of our directors and officers.

     We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy (or voting instruction card) promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

     Bowater's Annual Report for 1999 is included in this package, and we urge you to read it carefully.

                                          Sincerely yours,

                                          /s/ Arnold M. Nemirow
                                          ARNOLD M. NEMIROW
                                          Chairman, President and
                                          Chief Executive Officer

                              BOWATER INCORPORATED

 ------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 2000
--------------------------------------------------------------------------------

     The 2000 Annual Meeting of Shareholders of BOWATER INCORPORATED will be held at The Gunter Theatre, 300 South Main Street, Greenville, South Carolina, on Wednesday, May 10, 2000, at 11:00 a.m. for the following purposes:

        (1) To elect three directors, each for a term of three years;

        (2) To vote on the proposal to approve the Bowater Incorporated 2000 Stock Option Plan; and

        (3) To transact any other business that may properly come before the Annual Meeting and any adjournment.

     Holders of common stock and special voting stock of record at the close of business on March 17, 2000, are entitled to notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ WENDY C. SHIBA

                                          WENDY C. SHIBA
                                          Vice President, Secretary and
                                          Assistant General Counsel

Greenville, South Carolina
March 22, 2000

  SHAREHOLDERS ARE URGED TO EXECUTE AND RETURN THE PROXY OR VOTING INSTRUCTION
                    CARD PROMPTLY IN THE ENVELOPE PROVIDED.

                              BOWATER INCORPORATED
                             55 EAST CAMPERDOWN WAY
                              POST OFFICE BOX 1028
                              GREENVILLE, SC 29602

                        -------------------------------
                                PROXY STATEMENT
                              DATED MARCH 22, 2000
                        -------------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 11:00 A.M. ON MAY 10, 2000
                               THE GUNTER THEATRE
                             300 SOUTH MAIN STREET
                              GREENVILLE, SC 29601

     The only securities of Bowater Incorporated eligible to vote at the Annual Meeting are the shares of its Common Stock, par value $1 per share, and a share of special voting stock (issued in connection with Bowater's 1998 acquisition of Avenor Inc.), which Bowater has issued to Montreal Trust Company of Canada, the Trustee under a Voting and Exchange Trust Agreement. Under the Voting and Exchange Trust Agreement, each holder of Exchangeable Shares (an "Exchangeable Shareholder") issued by Bowater's subsidiary, Bowater Canada Inc., is entitled to instruct the Trustee how the Trustee is to vote at a meeting of the holders of Bowater's Common Stock (the "Common Shareholders"). The Trustee will cast votes equal to the number of outstanding Exchangeable Shares not owned by Bowater or its affiliates and only as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders.

     The Common Shareholders and the Trustee acting for the Exchangeable Shareholders will vote together as a single class on all matters. Proxy cards are enclosed for Common Shareholders and voting instruction cards are enclosed for Exchangeable Shareholders. Execution of the enclosed proxy or voting instruction card will not affect a shareholder's right to attend the Annual Meeting.

     Only holders of record at the close of business on March 17, 2000, will be eligible to vote at the Annual Meeting. On that date, 51,909,055 shares of Common Stock and 2,106,009 Exchangeable Shares entitled to give voting instructions were outstanding. Each share of Common Stock outstanding on the record date will be entitled to one vote at the Annual Meeting. An Exchangeable Shareholder (other than Bowater or its affiliates) is entitled to give instructions for votes equal to the number of Exchangeable Shares held by him or her. The holders of shares representing one-third of the voting power entitled to vote at the Annual Meeting, present in person or by proxy, are necessary to constitute a quorum. The enclosed form of proxy is solicited on behalf of Bowater and has been approved by the Board of Directors. The approximate date of mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and proxy card or voting instruction card is March 31, 2000.

     Shares of Common Stock represented by proxies in the accompanying form will be voted in accordance with the holder's instructions. If no contrary instruction is indicated, shares represented by the proxies will be voted (1) FOR the election of the three nominees named below to serve as directors for the three-year term indicated; (2) FOR the proposal to approve the Bowater Incorporated 2000 Stock Option Plan; and (3) in the discretion of the proxy holders on any other business that may properly come before the meeting and any adjournment. Should any nominee named for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election of another person recommended by the Nominating and Governance Committee of the Board and nominated by the Board of Directors. Bowater has no reason to believe that any of the three nominees will be unable or unwilling to serve if elected to office.

     Aside from the election of three directors and the proposal to approve the 2000 Stock Option Plan, Bowater does not know of any other matters that will be presented at the Annual Meeting; however, if any other matters properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

     Any Bowater shareholder giving a proxy has the right to revoke it by giving written notice of revocation to Bowater's Secretary at any time before the proxy is voted, or by executing and delivering to Bowater a later-dated proxy at any time before the earlier proxy is voted, or by attending the Annual Meeting and voting his or her shares in person (although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy). No notice of revocation or later-dated proxy, however, will be effective until received by Bowater's Secretary at or prior to the Annual Meeting.

     Directors are elected by a plurality of votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the proposal to approve the 2000 Stock Option Plan and to act on any other business properly brought before the Annual Meeting and any adjournment. In the election of directors, votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified with respect to the election of directors. As to the other matters submitted for shareholder vote, abstentions have the same effect as a vote against the matter. Broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner reports those shares as present for quorum purposes but does not vote on a proposal) will have no effect upon the vote on any matter submitted for shareholder vote.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS
                     INFORMATION ON NOMINEES AND DIRECTORS

     The Board of Directors is divided into three classes: Class I, Class II and Class III. Each class consists as nearly as possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The term of the Class I directors expires this year, and the successors are to be elected at the Annual Meeting for a three-year term expiring in 2003. The terms of the Class II and Class III directors expire in 2001 and 2002, respectively.

     The following information is provided for the three nominees who are the Class I directors, and also for the Class II and Class III directors.

NOMINEES FOR DIRECTORS TO BE ELECTED AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                                   (CLASS I)

RICHARD BARTH                       RETIRED CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
Age: 68                             CIBA-GEIGY CORPORATION -- Mr. Barth became Chairman of
Director since 1991                 Ciba-Geigy Corporation, a diversified chemical products
                                    company, in 1990 and served in that capacity until its
                                    merger into Novartis Corporation in 1996. Mr. Barth was
                                    President and Chief Executive Officer of Ciba-Geigy
                                    Corporation from 1986 to 1996, Chief Financial Officer from
                                    1979 to 1986, Secretary from 1974 to 1986, and General
                                    Counsel from 1970 to 1986. Mr. Barth also is a director of
                                    The Bank of New York, Novartis Corporation (USA) and Imclone
                                    Systems, Inc.

JAMES L. PATE                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF PENNZOIL-QUAKER
Age: 64                             STATE COMPANY -- Mr. Pate has been Chairman of the Board and
Director since 1996                 Chief Executive Officer of Pennzoil-Quaker State Company, a
                                    consumer products company, since December 1998. He has
                                    served as Chairman of the Board of PennzEnergy Company
                                    (formerly Pennzoil Company), an oil exploration and
                                    production company, since 1994, was Chief Executive Officer from 1990 to 1998 and President from 1990 to 1997. Mr. Pate has served as a director of PennzEnergy Company since 1989.
                                    Mr. Pate also is Chairman of Devon Energy Corporation and a director of Crown Cork & Seal Company, Inc.

CHARLES J. HOWARD                   CHAIRMAN OF HOWARD, BARCLAY & ASSOCIATES LTD. -- Mr. Howard
Age: 57                             has been Chairman of Howard, Barclay & Associates Ltd., an
Director since 1997                 investment counseling firm, since 1994. He also has been
                                    President, Chief Executive Officer, a director and the
                                    largest shareholder of Ausnoram Holdings Limited, an
                                    investment holding company with mining, oil and gas
                                    interests, since 1989. Mr. Howard also is a director of
                                    Anderson Exploration Limited, Petromet Resources Limited,
                                    Southern Africa Minerals Corporation and Unicorp Energy
                                    Corporation.

      DIRECTORS WHOSE TERMS END AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                                   (CLASS II)

H. DAVID AYCOCK                        CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT OF NUCOR
Age: 69                                CORPORATION -- Mr. Aycock has been Chairman of Nucor
Director since 1987                    Corporation, a steel and steel products company, since
                                       January 1999 and Chief Executive Officer and President since
                                       June 1999. He served as President and Chief Operating
                                       Officer of Nucor Corporation from 1984 to 1991. He
                                       previously held various management positions, including that of General Manager, at Nucor Corporation operating units.

ARNOLD M. NEMIROW                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
Age: 56                                BOWATER -- Mr. Nemirow became Chief Executive Officer of
Director since 1994                    Bowater in 1995 and became Chairman in 1996. He has served as President of Bowater since September 1994 and served as
                                       Chief Operating Officer of Bowater from September 1994
                                       through February 1995. Mr. Nemirow was President, Chief
                                       Executive Officer and a director of Wausau Paper Mills
                                       Company, a pulp and paper company, from 1990 through 1994,
                                       Chairman, President, Chief Executive Officer and a director of Nekoosa Papers, Inc., the business papers division of
                                       Great Northern Nekoosa Corporation, from 1988 to 1990, and
                                       Vice President of Great Northern Nekoosa Corporation from
                                       1984 to 1990. Mr. Nemirow also is a director of Alliant
                                       Energy Corporation (formerly Interstate Energy Corporation).

ARTHUR R. SAWCHUK                      CHAIRMAN OF THE MANUFACTURERS LIFE INSURANCE COMPANY -- Mr.
Age: 64                                Sawchuk has been Chairman of The Manufacturers Life
Director since 1998                    Insurance Company, an insurance and financial services
                                       company, since April 1998. He served as acting President and
                                       Chief Executive Officer of Avenor Inc., a forest products
                                       company, from November 1997 until its acquisition by Bowater in July 1998. Previously he held various positions with
                                       DuPont Canada Inc., a chemical and plastics company, serving as Executive Chairman from September 1997 until his
                                       retirement in December 1997, Chairman of the Board from 1995 to 1997, and President, Chief Executive Officer and a
                                       director from 1992 to 1997. Mr. Sawchuk also is a director of Manitoba Telecom Services Inc., OntarioPower Generation
                                       Inc. and Trimac Corporation.

      DIRECTORS WHOSE TERMS END AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS
                                  (CLASS III)


FRANCIS J. AGUILAR                     PROFESSOR EMERITUS OF HARVARD UNIVERSITY GRADUATE SCHOOL OF
Age: 67                                BUSINESS -- Dr. Aguilar was a faculty member at the Harvard
Director since 1984                    University Graduate School of Business from 1965 to 1995.
                                       Since 1994, he has served as Executive Director of the
                                       Management Education Alliance, a nonprofit educational
                                       corporation. Dr. Aguilar also is a director of Dynamics
                                       Research Corporation and Burr-Brown Corporation and also
                                       acts as an independent business consultant.

JOHN A. ROLLS                          PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THERMION SYSTEMS
Age: 58                                INTERNATIONAL -- Mr. Rolls has served as President and Chief
Director since 1990                    Executive Officer of Thermion Systems International, an
                                       aerospace and industrial heating systems company, since
                                       1996. He was President and Chief Executive Officer of
                                       Deutsche Bank North America, an international banking
                                       company, from 1992 to 1996. Mr. Rolls was Executive Vice
                                       President and Chief Financial Officer of United Technologies
                                       Corporation, a diversified aerospace and industrial products company, from 1986 to 1992. Prior to that he was Senior Vice
                                       President and Chief Financial Officer of RCA Corporation.
                                       Mr. Rolls also is a director of MBIA Inc., Thermion Systems
                                       International and FuelCell Energy, Inc.

KENNETH M. CURTIS                      SENIOR MEMBER OF CURTIS THAXTER STEVENS BRODER & MICOLEAU,
Age: 69                                LIMITED LIABILITY COMPANY, P.A. -- Mr. Curtis was a partner
Director since 1993                    in the Portland, Maine, law firm of Curtis Thaxter Stevens
                                       Broder & Micoleau from 1975 to 1979 and from 1981 to 1995, when the firm became a limited liability company, of which he currently is a member. Mr. Curtis also served as
                                       President of Maine Maritime Academy from 1986 to 1994. He
                                       was Secretary of State of Maine from 1965 to 1966, Governor of Maine from 1967 to 1975 and U.S. Ambassador to Canada
                                       from 1979 to 1981. Mr. Curtis also is a director of Key
                                       Corp.

BOARD AND COMMITTEE MEETINGS

     The Board has an Audit Committee consisting of Messrs. Howard, Aguilar and Barth, a Nominating and Governance Committee consisting of Messrs. Barth, Curtis, Rolls and Sawchuk, a Human Resources and Compensation Committee consisting of Messrs. Aycock, Aguilar and Pate, a Finance Committee consisting of Messrs. Rolls, Barth and Pate, and an Executive Committee consisting of Messrs. Nemirow, Aguilar and Aycock.

     The Audit Committee, which met three times in 1999, reviews the scope and results of Bowater's annual audit, approves the non-audit services rendered by Bowater's independent auditors and considers the effect of such services on the independence of such auditors, recommends to the Board independent auditors for the ensuing year and reviews Bowater's accounting policies and systems of internal controls and internal auditing procedures.

     The Nominating and Governance Committee, which met two times in 1999, recommends nominees for election to the Board and addresses issues of corporate governance for Board consideration. Recommendations for director nominees from shareholders will be considered by the Nominating and Governance Committee. Shareholders desiring to make a recommendation to the Nominating and Governance Committee of a director nominee proposed for election at the 2001 Annual Meeting should comply with the procedure described under "Proposals by Shareholders." The Committee also serves in an oversight capacity with respect to Bowater's compliance with environmental, health and safety regulations.

     The Human Resources and Compensation Committee, which met five times in 1999, approves the adoption, amendment and termination of all employee pension and savings benefit plans, administers executive bonus plans and awards and stock option plans and grants thereunder, reviews programs followed by management in developing executive resources for current and future operations and reviews and approves the compensation of Bowater's officers.

     The Finance Committee, which met four times in 1999, reviews and oversees Bowater's financial affairs. The Committee also provides financial oversight and direction of Bowater's pension and savings plans, including approving the selection of trustees and the amount of contributions to be made by Bowater under these plans. In addition, the Committee reviews and approves the adoption of actuarial and accounting methods and assumptions under these plans and reviews the action of management in establishing investment policy and administering the plans.

     The Executive Committee, which met one time during 1999, meets from time to time to make decisions between meetings of the Board pursuant to authority delegated by the Board of Directors.

     The Board of Directors met six times during 1999.

DIRECTOR COMPENSATION

     Each director who is not an employee of Bowater (an "Outside Director") receives an annual retainer of $35,000, a fee of $1,500 per day for each Board meeting attended and a fee of $1,000 per day for each Board committee meeting attended. Each director is also reimbursed for reasonable expenses incurred in attending meetings. In addition, Outside Directors are eligible to receive awards under the 2000 Stock Option Plan. In January 2000 each Outside Director was granted options with respect to 2,000 shares of Common Stock, subject to shareholder approval of the 2000 Stock Option Plan. In the event that a change of control (as defined in the 2000 Stock Option Plan) occurs prior to shareholder approval, each Outside Director may be entitled to payment as described below under "Approval of Bowater's 2000 Stock Option Plan -- Change in Control."

     Deferred Compensation Plan for Outside Directors

     The Deferred Compensation Plan for Outside Directors of Bowater Incorporated (the "Deferred Plan") permits Outside Directors to elect irrevocably to defer receipt of all or a part of their annual retainer and meeting fees. Compensation that a director has elected to defer under the Deferred Plan can be allocated to a cash account, a Bowater Common Stock account or both accounts, in increments of ten percent, as elected by the director. On the date on which compensation to be deferred would have been payable, a participating director who has elected to allocate all or part of his deferred compensation to his Deferred Plan stock account will be credited with the number of shares of Common Stock, including fractional shares, having a value (with a 5% discount) equivalent to the amount of deferred compensation that he allocated to his stock account. Deferred compensation that is allocated to a cash account will be credited on the date on which such compensation would have been payable. Whenever dividends are paid on shares of Common Stock, each participant's stock account will be credited with additional shares having an undiscounted value equal to the amount of the dividend paid on a single share of such stock, multiplied by the number of shares of Common Stock, including fractional shares, credited to the participant's account on the dividend record date. Amounts credited to a Deferred Plan cash account will accrue interest on the average monthly balance of that account at a rate equal to the rate for the Fixed Income Fund maintained for Bowater's Salaried Employees' Savings Plan. Directors can elect to transfer balances between the cash and stock accounts subject to certain conditions set forth in the Deferred Plan. A participant in the Deferred Plan may elect at the time of deferral to have his Deferred Plan account(s) distributed to him in (a) either Common Stock or cash as soon as possible or in a stated number of years after he ceases to be an Outside Director or (b) cash in either five or ten installments. All of Bowater's Outside Directors except Messrs. Curtis and Howard have accounts under the Deferred Plan.

     Retirement Plan for Outside Directors

     Bowater also has a Retirement Plan for Outside Directors (the "Outside Directors' Retirement Plan"). All of Bowater's current Outside Directors participate in the Outside Directors' Retirement Plan. The Outside Directors' Retirement Plan provides for normal retirement benefits equal to ten percent of the participant's annualized retainer at the termination of service multiplied by the participant's years of service as an Outside Director of Bowater up to a maximum of ten years. Normal retirement benefits may begin at age 65 after the completion of five or more years of service, although early retirement is permitted (with Bowater's consent) upon attainment of age 55 and the completion of five years of service. Participants who elect early commencement of benefit payments after retirement receive a reduced benefit.

     The Outside Directors' Retirement Plan provides that a participant who was an Outside Director immediately prior to a change in control of Bowater and who is removed from or not renominated to his directorship by reason of the change in control is entitled to the early retirement benefits provided by the plan regardless of whether the plan requirements for early retirement have been satisfied.

                 CERTAIN INFORMATION CONCERNING STOCK OWNERSHIP

     Bowater knows of no person who, or group that, owns beneficially more than 5% of the outstanding voting power as of March 17, 2000, except as follows:

                                                                         PERCENT OF OUTSTANDING
                                                                            COMMON STOCK AND
                                                                          EXCHANGEABLE SHARES
          NAME AND ADDRESS OF            AMOUNT AND NATURE OF               ENTITLED TO GIVE
           BENEFICIAL OWNER              BENEFICIAL OWNERSHIP            VOTING INSTRUCTIONS(1)
          -------------------            --------------------            ----------------------
FMR Corp.(2)                                  7,514,960(2)                       13.91%
  82 Devonshire Street
  Boston, MA 02109
Franklin Resources, Inc.(3)                   4,123,370(3)                        7.63%
  777 Mariners Island Boulevard
  San Mateo, CA 94403
Massachusetts Financial                       3,473,813(4)                        6.43%
  Services Company(4)
  500 Boylston Street
  Boston, MA 02116
Tiger Management L.L.C.                       3,373,400(5)                        6.25%
  Tiger Performance L.L.C.
  Julian H. Robertson, Jr.(5)
  101 Park Avenue
  New York, NY 10178
Capital Research and Management               2,730,000(6)                        5.05%
  Company(6)
  333 South Hope Street
  Los Angeles, CA 90071

---------------

(1) On all matters submitted for shareholder vote, the shares of Common Stock vote together with the special voting stock held by the Trustee. Under the Voting and Exchange Trust Agreement, the Trustee is entitled to cast a number of votes equal to the number of outstanding Exchangeable Shares not owned by Bowater or its affiliates and as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders. Accordingly, percentages have been calculated based upon the total number of shares of Common Stock and non-affiliated Exchangeable Shares outstanding as of March 17, 2000.

(2) In an amendment dated February 14, 2000, to Schedule 13G, FMR Corp. ("FMR") reported that it has sole voting power with respect to 490,050 of the shares of Common Stock shown in the table and sole dispositive power with respect to all of the shares shown. The Schedule 13G reported that (a) FMR's wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), which has the same business address as FMR, acts as an investment adviser to various investment companies and, as a result, is the beneficial owner of 6,762,510 shares of Common Stock shown in the table; Fidelity has sole power to dispose of the 6,762,510 shares owned by the investment companies; (b) Fidelity Management Trust Company ("Fidelity Management"), a wholly-owned subsidiary of FMR with the same business address as FMR, beneficially owns 591,850 shares of Common Stock shown in the table as a result of its serving as investment manager of institutional accounts, has sole dispositive power over 591,850 shares of Common Stock, sole power to vote or to direct the voting of 352,250 shares of Common Stock and no power to vote or to direct the voting of 239,600 shares of Common Stock owned by the institutional accounts; and (c) Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, has sole dispositive power with respect to 160,600 shares of Common Stock shown in the table, sole power to vote or direct the voting of 137,800 shares and no power to vote or direct the voting of 22,800 shares of Common Stock by virtue of providing investment advisory and management services to a number of non-U.S. investment companies and institutional investors.

(3) In a Schedule 13G dated January 13, 2000, Franklin Resources, Inc. ("FRI") reported that the securities shown in the table above are beneficially owned by one or more investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of FRI. The investment advisory subsidiaries have investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiaries may be deemed to be the beneficial owners of the securities shown in the table. Charles B. Johnson and Rupert H. Johnson, Jr. (the "FRI Principal Shareholders") (each of whom has the same business address as FRI) each owns in excess of 10% of the outstanding common stock of FRI. FRI and the FRI Principal Shareholders may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The
    Schedule 13G reported that one of the investment adviser subsidiaries, Templeton Global Advisors Limited (whose business address is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas), has sole voting power with respect to 3,992,700 of the shares shown and sole dispositive power with respect to 3,993,000 of the shares shown. Each of FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaims any economic interest or beneficial ownership in the shares shown in the table above and are of the view that they are not acting as a "group" for purposes of the Securities Exchange Act of 1934, as amended, and that they are not otherwise required to attribute to each other the beneficial ownership of securities held by any of them or by any persons or entities advised by FRI subsidiaries.

(4) In a Schedule 13G dated February 11, 2000, Massachusetts Financial Services Company ("MFS") reported that it has sole voting power with respect to 3,462,213 of the shares of Common Stock shown in the table and sole dispositive power with respect to all of the shares shown. The shares of Common Stock are also beneficially owned by certain other non-reporting entities as well as MFS.

(5) Tiger Management L.L.C. ("TM") reported in an amendment to Schedule 13G dated February 14, 2000, that it has shared voting and dispositive power with respect to 1,668,800 of the shares of Common Stock shown in the table, that Tiger Performance L.L.C. ("TP") has shared voting and dispositive power with respect to 1,677,600 of the shares of Common Stock shown, and that Julian H. Robertson, Jr., as the ultimate controlling person of TM and TP, has sole voting and dispositive power with respect to 27,000 of the shares of Common Stock shown and shared voting and dispositive power with respect to all of the shares shown. The Schedule 13G reported that TM and TP are investment advisers.

(6) In an amendment dated February 10, 2000, to Schedule 13G, Capital Research and Management Company ("CRMC") reported that it has sole dispositive power with respect to all of the shares of Common Stock shown in the table. The
    Schedule 13G reported that CRMC serves as an investment advisor to various registered investment companies.

     As of March 17, 2000, ownership of Common Stock and Exchangeable Shares by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of Bowater, as a group, was as follows:

                                                                                  PERCENT OF
                                                                                 OUTSTANDING
                                                                               COMMON STOCK AND
                                                                             EXCHANGEABLE SHARES
                          NAME OF                  AMOUNT AND NATURE OF        ENTITLED TO GIVE
                     BENEFICIAL OWNER             BENEFICIAL OWNERSHIP(1)   VOTING INSTRUCTIONS(2)
                     ----------------             -----------------------   ----------------------
           Arnold M. Nemirow                              453,096(3)              *
           Arthur D. Fuller                               113,597(4)              *
           E. Patrick Duffy                               107,517(5)              *
           David G. Maffucci                               91,112(6)              *
           Anthony H. Barash                               57,694(7)              *
           Francis J. Aguilar                              25,405(8)              *
           H. David Aycock                                 16,875(9)              *
           Richard Barth                                   14,136(10)             *
           Kenneth M. Curtis                                3,750(11)             *
           Charles J. Howard                                8,500(12)             *
           James L. Pate                                    7,584(13)             *
           John A. Rolls                                   15,322(14)             *
           Arthur R. Sawchuk                                3,642(15)             *
           Directors and executive officers             1,274,169(16)           2.31%
             as a group (24 persons)

---------------

   * Represents holdings of less than 1% of the outstanding shares of Common Stock or Exchangeable Shares.

 (1) Beneficial ownership consists of shares owned directly or indirectly as well as shares underlying options, warrants or other rights to acquire the shares that are currently exercisable or that will be exercisable on or before May 16, 2000. Units in one or more Common Stock funds of the Bowater Incorporated Salaried Employees' Savings Plan (the "Savings Plan") are allocated to the accounts of Bowater's officers. These funds hold Common Stock and relatively small amounts of short-term investments. The number of shares of Common Stock shown in the table is an approximation (rounded to the nearest whole number) provided by the Savings Plan administrator in a statement for the period ending December 31, 1999, based on the market value of the applicable units. This table also includes shares of Common Stock (rounded to the nearest whole number) allocated under Bowater's Compensatory Benefits Plan (the "Compensatory Plan") based on a statement for the period ending December 31, 1999. Additional shares of Common Stock may have been allocated to the accounts of participants in the Savings Plan or Compensatory Plan since the date of the last statements from the plan administrators. Participants in the Compensatory Plan have no voting power with respect to share allocations but receive cash payouts based on the number of shares allocated to their accounts under the plan upon their retirement from Bowater, death, disability or other termination of employment (if they have three years of service), and do not have investment power over share allocations prior to that time. The number of shares allocated under each of the Savings Plan and the Compensatory Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Internal Revenue Code of 1986, as amended (the "Code").

 (2) On all matters submitted for shareholder vote, the shares of Common Stock vote together with the special voting stock held by the Trustee. Under the Voting and Exchange Trust Agreement, the Trustee is entitled to cast a number of votes equal to the number of outstanding Exchangeable Shares not owned by Bowater or its affiliates and as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders. Accordingly, percentages of total beneficial ownership have been calculated based upon the total number of shares of Common Stock and non-affiliated Exchangeable Shares outstanding as of March 17, 2000. In addition, under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages have been computed on the assumption that shares of Common Stock that can be acquired within 60 days of March 17, 2000, upon the exercise of options by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

 (3) Represents 31,000 shares of Common Stock owned directly, 760 shares of Common Stock owned in the Savings Plan, 2,336 shares of Common Stock allocated under the Compensatory Plan and 419,000 shares of Common Stock that may be acquired under options currently exercisable.

 (4) Represents 10,000 shares of Common Stock owned directly, 2,345 shares of Common Stock owned in the Savings Plan, 1,252 shares of Common Stock allocated under the Compensatory Plan and 100,000 shares of Common Stock that may be acquired under options currently exercisable.

 (5) Represents 6,000 shares of Common Stock owned directly, 533 shares owned in the Savings Plan, 984 shares of Common Stock allocated under the Compensatory Plan and 100,000 shares of Common Stock that may be acquired under options currently exercisable.

 (6) Represents 4,557 shares of Common Stock owned directly, 3,388 shares of Common Stock owned in the Savings Plan, 717 shares of Common Stock allocated under the Compensatory Plan and 82,450 shares of Common Stock that may be acquired under options currently exercisable.

 (7) Represents 1,500 shares of Common Stock owned directly, 500 shares of Common Stock held in the Seyfarth, Shaw, Fairweather & Geraldson Retirement Plan for Partners, 2,686 shares of Common Stock owned in the Savings Plan, 508 shares of Common Stock allocated under the Compensatory Plan and 52,500 shares of Common Stock that may be acquired under options currently exercisable.

 (8) Represents 13,487 shares of Common Stock owned directly, 9,168 shares of Common Stock allocated under the Deferred Plan and 2,750 shares of Common Stock that may be acquired under options currently exercisable.

 (9) Represents 500 shares of Common Stock owned directly, 13,625 shares of Common Stock allocated under the Deferred Plan and 2,750 shares of Common Stock that may be acquired under options currently exercisable.

(10) Represents 11,386 shares of Common Stock allocated under the Deferred Plan and 2,750 shares of Common Stock that may be acquired under options currently exercisable.

(11) Represents 1,000 shares of Common Stock owned directly and 2,750 shares of Common Stock that may be acquired under options currently exercisable.

(12) Represents 1,000 shares of Common Stock owned directly, 5,000 shares of Common Stock owned by Ausnoram Holdings Limited, of which Mr. Howard is the President, Chief Executive Officer and largest shareholder and 2,500 shares of Common Stock that may be acquired under options currently exercisable.

(13) Represents 1,000 shares of Common Stock owned directly, 3,834 shares of Common Stock allocated under the Deferred Plan and 2,750 shares of Common Stock that may be acquired under options currently exercisable.

(14) Represents 12,572 shares of Common Stock allocated under the Deferred Plan and 2,750 shares of Common Stock that may be acquired under options currently exercisable.

(15) Represents 1,577 Exchangeable Shares owned directly, 1,315 shares of Common Stock allocated under the Deferred Plan and 750 shares of Common Stock that may be acquired under options currently exercisable.

(16) This total represents 80,995 shares of Common Stock and 2,255 Exchangeable Shares owned directly, 31,718 shares of Common Stock allocated under the Savings Plan, 8,602 shares of Common Stock allocated under the Compensatory Plan, 51,899 shares of Common Stock allocated under the Deferred Plan and 1,098,700 shares of Common Stock subject to options currently exercisable. The number of shares allocated to the accounts of certain executive officers under each of the Savings Plan and Compensatory Plan is subject to revision in order to comply with requirements respecting nondiscrimination standards and limitations on contributions under the Code. The beneficial ownership stated above represents sole voting and investment power, except as indicated above.

                   HUMAN RESOURCES AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Human Resources and Compensation Committee (the "Committee") develops and administers the compensation programs for Bowater's executive officers. The Committee's goal is to develop and monitor executive compensation programs that are consistent with strategic business objectives and shareholder interests.

     The Committee is composed entirely of independent, nonemployee directors who have not served as officers of Bowater and have no interlocking relationships, as defined by the Securities and Exchange Commission.

KEY ELEMENTS AND POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS

     Bowater's basic policy for executive officers is that compensation should vary depending on Bowater's success in the following areas:

     - Performance versus Bowater's financial and strategic objectives, and

     - Creation of shareholder value.

     The key elements of Bowater's 1999 executive compensation program were base salary, the Annual Incentive Plan, the 1997-1999 Long-Term Incentive Plan (the "LTIP Plan") and stock options.

     - To determine appropriate compensation levels within each pay component, the Committee considered all elements of the executive compensation program. Base salaries and targeted annual incentive payouts for executive officers generally were set above the median of comparable executives in the paper and forest products industry and in selected high-performing industrial companies (the "Comparable Group"). Executive officers had the opportunity to earn above-median levels of compensation through the Annual Incentive Plan if Bowater attained above-median performance. Actual total compensation depended on Bowater's performance.

     - Competitive market data were provided by an independent compensation consultant. Bowater reviewed the pay practices of Comparable Group companies. The Committee believed this criterion provided reasonable pay comparisons, enabling Bowater to assure that executives were being paid fairly while assuring shareholders and Bowater that executive pay levels were reasonable.

     - The Comparable Group includes many of Bowater's peer companies included in the Dow Jones Paper Products Group listed in the Total Shareholder Return chart below. The Comparable Group also includes other paper and forest products companies and selected high-performing industrial companies. This decision was based on the Committee's belief that the recruitment of executive talent should not necessarily be limited to the companies used in the Dow Jones group.

BASE SALARY

     Executive officers' salaries are generally set to place them above median levels of executive compensation at comparable companies as described above, considering the scope of the individual's responsibilities relative to the responsibilities of executives at comparable companies.

     - Competitive market considerations form the primary basis for setting base salary levels, since performance plays such a large role in determining annual and long-term incentives. However, in setting base salary levels, the Committee also considers the officer's performance against individual objectives during the preceding year, the profits of the individual's business unit relative to plan during the preceding year for business unit executives, and Bowater's profits during the preceding year for officers with corporate-wide responsibilities.

ANNUAL INCENTIVE PLAN

     The Annual Incentive Plan for 1999 used five performance measures: return on net assets ("RONA"), return on capital spending, operating unit performance, sales performance, and quantified merger synergies. Each executive's bonus payout was based on at least three of these measures, each weighted from 15% to 50%, depending on the executive's responsibility and function.

     - RONA was measured at the divisional and corporate levels, with awards based on performance relative to goals established at the beginning of the year. The capital-intensive nature of Bowater's business means that it is critical to evaluate earnings in the context of the resources required to generate them. In addition, there has been a strong historical relationship between RONA and market valuation for companies in the paper and forest products industry.

     - Return on capital spending targets were set at the divisional level to reflect Bowater's priority to spend capital dollars on the highest return capital projects. Consolidated results were used for corporate employees.

     - Operating unit performance goals were established to reflect Bowater's desire to improve performance in one or more of the areas of safety, productivity, quality, cost reduction and operating income. These goals mirror the performance criteria established for Bowater's gainsharing programs, which generally apply to employees not in the Annual Incentive Plan.

     - Sales performance goals were established to reflect Bowater's focus on improving operating efficiencies through optimizing product mix and reducing sales and distribution costs for both Bowater and its customers.

     - Cost and operating synergy objectives for the 1998 merger with Avenor were established to speed the integration process.

     Bowater's performance during 1999 resulted in bonus payouts ranging from approximately 95% to 145% of target levels.

LONG-TERM INCENTIVE PLAN

     The LTIP Plan, which was approved by Bowater's shareholders in 1997, is designed to link rewards paid to key executives with Bowater's performance. The LTIP Plan is a three-year plan covering the years 1997, 1998 and 1999. At the beginning of the plan, units were assigned to each participant based on the participant's position rank. Payouts under the LTIP Plan will depend upon Bowater's average RONA as compared to the RONA of a group of designated peer companies as well as upon the average daily closing price of the Common Stock for each year covered by the plan. No payout will be made under the LTIP Plan unless Bowater's average RONA exceeds the average RONA of the peer group companies. All executive officers participate in the LTIP Plan. Payouts, if any, can be calculated only after financial data through December 31, 1999, is available for all companies in the designated peer group, anticipated to be during the second quarter of 2000.

STOCK OPTIONS

     Stock options continue to play an important role in linking executives' compensation to Bowater's Common Stock performance, and thus to the interests of shareholders. The number of options granted to each executive officer is based on the executive's position rank. In 1999 stock options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, the options have value to the option holder only if the stock price appreciates.

     The Committee believes this design focuses executives on the creation of shareholder wealth over the long term.

POLICY WITH RESPECT TO CORPORATE TAX DEDUCTION LIMIT

     In order to maintain flexibility to attract and retain qualified executives, the Committee may allow for compensation that is not deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Bowater paid certain non-deductible compensation to Mr. Nemirow in 1999, the impact of which was not material to Bowater.

COMPENSATION OF THE CEO DURING 1999

     The Committee annually reviews Mr. Nemirow's salary level and considers such factors as individual performance and contribution to Bowater's success when contemplating future salary adjustments. Mr. Nemirow's 1999 salary was determined on the same basis as the base salaries for all executive officers, as described above. Mr. Nemirow's 1999 payout under the Annual Incentive Plan was based on the measures described above, weighted as follows: RONA -- 50%, Return on Capital Spending -- 10%, Operating Unit Performance -- 25% and Synergies -- 15%. In addition, stock options for 100,000 shares of Common Stock were granted to Mr. Nemirow in 1999. These options have terms identical to, and were determined on the same basis as, those of all executive officers as described above.

     All members of the Human Resources and Compensation Committee concur in this report.

H. David Aycock (Chairman)
Francis J. Aguilar
James L. Pate

                            TOTAL SHAREHOLDER RETURN
          THE COMPANY VS. DOW JONES PAPER PRODUCTS GROUP* AND S&P 500
                                   1994-1999

     The table below compares the cumulative shareholder return of the Common Stock for the last five years with the cumulative total return of the Dow Jones Paper Products Group and the S&P 500, assuming a $100 investment on December 31, 1994.
(GRAPH)

                                                                                                        DOW JONES PAPER PRODUCTS
                                                  BOWATER INCORPORATED               S&P 500                      GROUP
                                                  --------------------               -------            ------------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     135.34                      137.55                      109.38
1996                                                     146.52                      169.11                      115.53
1997                                                     176.16                      225.52                      124.68
1998                                                     167.29                      289.96                      130.65
1999                                                     222.96                      350.96                      174.66

       * Companies include: Boise Cascade Corporation, Bowater
         Incorporated, Champion International Corporation, Consolidated Papers, Inc., International Paper Company, The Mead Corporation and Westvaco Corporation.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all compensation paid by Bowater and its subsidiaries during the last three fiscal years ended December 31, 1999, to the Chief Executive Officer and to each of the four executive officers other than the Chief Executive Officer with the highest salaries and bonuses during fiscal year 1999 (these officers are referred to collectively as the "Named Executive Officers") for services rendered in all capacities to Bowater and its subsidiaries during these fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                             ------------
                                                                                                AWARDS
                                                             ANNUAL COMPENSATION             ------------
                                                     ------------------------------------     SECURITIES
                 NAME AND                                                    OTHER ANNUAL     UNDERLYING      ALL OTHER
            PRINCIPAL POSITION                       SALARY        BONUS     COMPENSATION    OPTIONS/SARS    COMPENSATION
                DURING 1999                  YEAR      ($)          ($)         ($)(1)           (#)             ($)
            ------------------               ----    -------      -------    ------------    ------------    ------------
Arnold M. Nemirow                            1999    800,000      559,232          --          101,000          31,633(2)
  Chairman, President and                    1998    700,000      461,160          --           50,000          42,114
  Chief Executive Officer                    1997    650,000      466,869          --           50,000          35,647

Arthur D. Fuller                             1999    427,345(3)   354,551          --           36,000          17,292(4)
  Executive Vice President and               1998    388,765(5)   224,404          --           25,000          21,568
  President - Newsprint Division             1997    333,333      182,248          --           20,000          18,533

E. Patrick Duffy                             1999    376,535(6)   260,665          --           26,000          14,713(7)
  Senior Vice President and                  1998    345,960(8)   181,152          --           20,000          18,641
  President - Coated Paper Division          1997    310,000      157,220          --           20,000          15,568

David G. Maffucci                            1999    356,055(9)   209,900          --           26,000          14,633(10)
  Senior Vice President and                  1998    320,285(11)  153,348          --           20,000          18,159
  Chief Financial Officer                    1997    275,000      131,681          --           20,000          14,448

Anthony H. Barash                            1999    310,000      179,340          --           26,000          13,287(12)
  Senior Vice President -                    1998    295,000      144,564          --           20,000          17,850
  Corporate Affairs and                      1997    280,000      134,075          --           20,000          14,806
  General Counsel

---------------

 (1) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus of any Named Executive Officer for the years shown.

 (2) Amounts included under "All Other Compensation" for Mr. Nemirow for 1999 consist of Bowater contributions of $7,873 under the Savings Plan and $23,760 under the Compensatory Plan.

 (3) Amounts included under "Salary" for Mr. Fuller for 1999 include $7,345 from the sale of earned vacation days back to Bowater.

 (4) Amounts included under "All Other Compensation" for Mr. Fuller for 1999 consist of Bowater contributions of $4,400 under the Savings Plan and $12,892 under the Compensatory Plan.

 (5) Amounts included under "Salary" for Mr. Fuller for 1998 include $6,765 from the sale of earned vacation days back to Bowater.

 (6) Amounts included under "Salary" for Mr. Duffy for 1999 include $6,535 from the sale of earned vacation days back to Bowater.

 (7) Amounts included under "All Other Compensation" for Mr. Duffy for 1999 consist of Bowater contributions of $4,400 under the Savings Plan and $10,313 under the Compensatory Plan.

 (8) Amounts included under "Salary" for Mr. Duffy for 1998 include $5,960 from the sale of earned vacation days back to Bowater.

 (9) Amounts included under "Salary" for Mr. Maffucci for 1999 include $6,055 from the sale of earned vacation days back to Bowater.

(10) Amounts included under "All Other Compensation" for Mr. Maffucci for 1999 consist of Bowater contributions of $4,400 under the Savings Plan and $10,233 under the Compensatory Plan.

(11) Amounts included under "Salary" for Mr. Maffucci for 1998 include $5,285 from the sale of earned vacation days back to Bowater.

(12) Amounts included under "All Other Compensation" for Mr. Barash for 1999 consist of Bowater contributions of $7,800 under the Savings Plan and $5,487 under the Compensatory Plan.

STOCK OPTIONS

     The following table sets forth information regarding options and SARs granted with respect to Common Stock made by Bowater to the Named Executive Officers during 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------
                                               % OF TOTAL
                                NUMBER OF       OPTIONS/
                               SECURITIES       SARS(1)
                               UNDERLYING      GRANTED TO                                  GRANT DATE
                             OPTIONS/SARS(1)   EMPLOYEES    EXERCISE PRICE   EXPIRATION   PRESENT VALUE
           NAME                GRANTED(#)       IN 1999         ($/SH)        DATE(2)        ($)(3)
           ----              ---------------   ----------   --------------   ----------   -------------
Arnold M. Nemirow               100,000(4)      11.32%          41.03        1/26/2009      1,234,000
                                  1,000(5)        0.11%         39.78        2/22/2009         12,340
Arthur D. Fuller                 35,000(4)        3.96%         41.03        1/26/2009        431,900
                                  1,000(5)        0.11%         39.78        2/22/2009         12,340
E. Patrick Duffy                 25,000(4)        2.83%         41.03        1/26/2009        308,500
                                  1,000(5)        0.11%         39.78        2/22/2009         12,340
David G. Maffucci                25,000(4)        2.83%         41.03        1/26/2009        308,500
                                  1,000(5)        0.11%         39.78        2/22/2009         12,340
Anthony H. Barash                25,000(4)        2.83%         41.03        1/26/2009        308,500
                                  1,000(5)        0.11%         39.78        2/22/2009         12,340

---------------

(1) SARs consist of equity participation rights ("EPRs") under Bowater's Equity Participation Rights Plan.

(2) The plans under which the options were granted and the option agreements set forth certain earlier expiration dates.

(3) The present values of these options were calculated using the Black-Scholes option pricing model and assuming volatility of 29.97%, a risk free return rate of 4.75%, dividends at the rate of $.80 per share and an average expected option life of 5.65 years. The ultimate values of the options will depend on the future market price of the Common Stock. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

(4) Options and/or EPRs with respect to 50% of the covered shares of Common Stock became exercisable on January 26, 2000, and options and/or EPRs with respect to the remaining 50% of the shares of Common Stock will become exercisable on January 26, 2001, if certain conditions are met. In addition, the stock option plan under which the options were granted provides that the exercisability date is accelerated and Bowater is required to repurchase outstanding options at a defined acceleration price upon the occurrence of a change in control event as defined in the stock option plan. The plan under which the EPRs were granted provides that the exercisability date is accelerated and Bowater is required to pay a defined acceleration price upon the occurrence of a change in control event as defined in the plan.

(5) EPRs with respect to 50% of the covered shares of Common Stock were immediately exercisable on the date of grant, February 22, 1999, and EPRs with respect to the remaining 50% of the shares of Common Stock became exercisable on February 22, 2000. For a description of the consequences of a change in control, see footnote 4 above.

OPTION EXERCISES

     The following table sets forth information concerning options exercised by Named Executive Officers and the value at the end of 1999 of SARs and unexercised options held by the Named Executive Officers to purchase Bowater's Common Stock.

                      AGGREGATED OPTION EXERCISES IN 1999
                      AND 1999 YEAR-END OPTION/SAR VALUES

                                                                      NUMBER OF
                                                                     SECURITIES
                                                                     UNDERLYING              VALUE OF UNEXERCISED
                                                                     UNEXERCISED                 IN-THE-MONEY
                                    SHARES                         OPTIONS/SARS AT              OPTIONS/SARS AT
                                   ACQUIRED        VALUE            12/31/1999(#)              12/31/1999($)(1)
                                 ON EXERCISE      REALIZED    -------------------------    -------------------------
             NAME                    (#)            ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
             ----               --------------    --------    -------------------------    -------------------------
Arnold M. Nemirow                   6,000         171,844          349,500/125,500            7,793,114/1,468,979
Arthur D. Fuller                        0               0            70,500/48,000              1,131,843/538,904
E. Patrick Duffy                        0               0            78,000/35,500              1,287,234/392,733
David G. Maffucci                   1,500          41,484            61,500/35,500              1,002,316/392,733
Anthony H. Barash                       0               0            60,500/35,500                825,078/392,733

---------------

(1) Based on the difference between the option exercise price and the closing price of Bowater's Common Stock on the New York Stock Exchange on December 31, 1999, of $54.31.

STOCK RETENTION PROGRAM

     Bowater has established stock ownership guidelines for directors and senior executives as a way to better align their financial interests with those of shareholders. These individuals are expected to make continuing progress toward compliance with the guidelines and to comply fully by the later of February 1, 2002, or three years after the executive's employment with Bowater or the director's election to the Board. Executives subject to the guidelines are required, as a condition of eligibility for future bonus payments, to own stock with a value equal to a specified multiple of their base salaries. Under these guidelines, the requisite multiples are three for the chief executive officer, two for executive and senior vice presidents and certain vice presidents and one-half to one for certain corporate vice presidents, divisional vice presidents and others, depending on their respective position ranks. In addition, directors are expected to own stock as determined under the guidelines with a value equal to three times their annual retainers. Up to one-half of the ownership requirement must be satisfied through Common Stock or Exchangeable Shares owned outright or through Bowater benefit plans; the remainder may be met through vested stock options or vested equity participation rights.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     Each Named Executive Officer (collectively, the "Executives") is party to an employment agreement (collectively, the "Agreements"). Each Agreement continues until death, disability, retirement or written notice of termination by either Bowater or the Executive. In the event of a Change in Control, as defined in the CIC Agreements described below, the term of the Agreements continues for not less than three years thereafter unless the Executive terminates his employment for other than Good Reason (also as defined in the CIC Agreements). The Agreements provide for payment to each Executive of an annual base salary and for the Executive's participation in Bowater's various bonus and benefit plans as in effect from time to time while the Agreements are in effect. In the event the Executive's employment is involuntarily terminated for reasons other than death, disability, retirement or Cause (defined in the Agreements as gross negligence or willful misconduct by the Executive either in the course of his employment or that has a material adverse effect on Bowater or on the Executive's ability to perform his duties adequately and effectively), the Agreements provide for payments equal to two years of annual base salaries and bonuses, plus a pro rata share of the Executive's bonus for the year of termination.

     With respect to employee benefit plans, Mr. Nemirow's Agreement provides that, for purposes of determining the benefits due under Bowater's benefits plans, he shall receive credit for continuous employment at an accelerated rate and entitles him to receive certain minimum annual benefits upon his retirement from Bowater; Mr. Duffy's Agreement provides that he is entitled to immediate vesting under Bowater's Supplemental Benefits Plan; and

Mr. Barash's Agreement provides him with an additional five years of credited service under Bowater's retirement plans upon his early or normal retirement.

     Each Executive also is a party to a change in control agreement with Bowater (collectively, the "CIC Agreements"). The CIC Agreements have a three-year term that is automatically extended at the end of each year for an additional one year. The CIC Agreements generally provide that, in the event of a Change in Control (as defined below), the CIC Agreements shall continue in effect until they expire in accordance with the above-described extensions, but in any event for a period of not less than three years from the date of the Change in Control. Following a Change in Control of Bowater, if an Executive's employment is terminated by Bowater (except for a termination due to death, disability, or retirement, or for Cause (defined as gross negligence that has not been cured, willful misconduct that has not been cured, or conviction of a felony, which action has a demonstrable and material adverse effect upon Bowater)) or if the Executive elects to terminate his employment for Good Reason as defined below, the Executive shall receive his full base salary and all benefits and awards under Bowater's benefit plans and policies (in which he was a participant prior to the Change in Control) to which he is entitled through his date of termination and may elect to receive, in lieu of any severance payments provided in his employment agreement described above, an amount equal to: (a) three times the Executive's annual base salary in effect when the Executive is terminated or, if higher, the Executive's annual base salary in effect immediately prior to the Change in Control; plus (b) three times the largest annual bonus awarded to the Executive during the five fiscal years immediately preceding the year in which the Change in Control occurred or, if higher, the annual bonus the Executive would have been awarded under the bonus plan had he continued in Bowater's employ on the same basis as immediately before the Change in Control; plus (c) three times the largest annual contribution made by Bowater to the Savings Plan on the Executive's behalf during the five fiscal years immediately preceding the Change in Control or, if higher, the contribution Bowater would have made to the Savings Plan on the Executive's behalf for the fiscal year in which the Change in Control occurred had he continued in Bowater's employ at the same base salary and with the same contribution level as immediately prior to the Change in Control; plus (d) thirty percent of the Executive's annual base salary in effect when the Executive is terminated, or, if higher, the Executive's annual base salary in effect immediately prior to the Change in Control (as compensation for medical, life insurance and other benefits lost as a result of the termination of employment). In addition, each of the CIC Agreements provides that the Executive will be entitled to a pro rata portion of the annual bonus calculated in the manner specified in (b) above for the year in which the termination occurred. The CIC Agreements provide that the foregoing payments shall be reduced by 1/36th for each month by which the date that is three years from the effective date of the Executive's termination extends beyond the Executive's normal retirement date.

     The CIC Agreements define a Change in Control as occurring if: (a) any person becomes beneficial owner of an amount of Bowater stock representing 20% or more of the combined voting power of Bowater's then outstanding voting securities, unless the Board has approved the acquisition of up to 50% of such securities or such person has filed a Schedule 13G indicating such person's intent to hold such securities for investment; (b) less than 50% of the total membership of the Board shall be continuing directors (as defined in the CIC Agreements); or (c) Bowater's shareholders approve a merger or consolidation of Bowater, or reorganization of Bowater or an agreement for the sale or other disposition of substantially all of Bowater's assets unless at least 50% of the voting power of the resulting entity is still owned by previous Bowater shareholders or at least 50% of the board of directors of the resulting entity are previous Bowater directors.

     The CIC Agreements define Good Reason as: (a) an adverse change in the Executive's status, duties or responsibilities as in effect immediately prior to the Change in Control after the Executive has given notice of the adverse change and Bowater has failed to cure; or (b) failure of Bowater to pay or provide the Executive the salary or benefits to which he is entitled; or (c) the reduction of the Executive's salary as in effect on the date of the Change in Control; or
(d) the taking of any action by Bowater that would substantially diminish the value of the Executive's awards or benefits under Bowater's benefit plans in which the Executive was participating at the time of the Change in Control; or
(e) Bowater's failure to obtain from any successor assent to the CIC Agreement; or (f) the relocation of the Executive's principal office to a location more than 35 miles from its location immediately prior to the Change in Control; or
(g) a substantial increase in the Executive's travel obligations subsequent to the Change in Control.

     The CIC Agreements also generally provide a terminated Executive with outplacement assistance, a grossed up reimbursement of certain excise taxes that may be levied on "excess parachute payments" and reimbursement for all costs incurred in connection with enforcing the terms of the CIC Agreement. In addition, the CIC Agreements generally provide that Bowater will pay or provide the Executives, their surviving spouses or children the amounts and benefits that they would have received, assuming certain conditions, under Bowater's Retirement Plan and

Supplemental Benefit Plan in effect immediately prior to the Change in Control if the Executive had continued to be employed until the third anniversary of the effective date of the termination of the Executive's employment or until the Executive's normal retirement date, whichever is earlier.

RETIREMENT BENEFITS

     The following table shows the total estimated annual pension benefits payable to the Named Executive Officers under Bowater's qualified, nonqualified benefits restoration and nonqualified supplemental retirement plans upon retirement at age 65, calculated on a straight life annuity basis. Benefits to Named Executive Officers are not reduced by any offset for Social Security benefits.

             COMBINED RETIREMENT PLANS TABLE OF ESTIMATED BENEFITS

  FINAL
 AVERAGE     5 YEARS    10 YEARS   15 YEARS   20 YEARS   25 YEARS    30 OR MORE
EARNINGS*    SERVICE    SERVICE    SERVICE    SERVICE    SERVICE    YEARS SERVICE
---------    --------   --------   --------   --------   --------   -------------
$  400,000   $ 50,000   $100,000   $150,000   $200,000   $220,000     $240,000
   450,000     56,250    112,500    168,750    225,000    247,500      270,000
   500,000     62,500    125,000    187,500    250,000    275,000      300,000
   550,000     68,750    137,500    206,250    275,000    302,500      330,000
   600,000     75,000    150,000    225,000    300,000    330,000      360,000
 1,000,000    125,000    250,000    375,000    500,000    550,000      600,000
 1,100,000    137,500    275,000    412,500    550,000    605,000      660,000
 1,200,000    150,000    300,000    450,000    600,000    660,000      720,000

---------------

* Average annual earnings for best 36 consecutive months in the 60 months preceding retirement.

     Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees, which provides pension benefits based on earnings; a nonqualified benefits restoration plan, which provides a make-up of qualified plan benefits limited by the imposition of statutory Code limitations; and a nonqualified supplemental plan covering designated senior executives including the Named Executive Officers (the "Supplemental Plan"), which provides benefits in addition to those under the two preceding plans. The definition of compensation under the Supplemental Plan includes those categories of compensation under the salary and bonus headings in the Summary Compensation Table and does not include compensation in any of the other headings of the Summary Compensation Table. The Supplemental Plan provides for vesting of accrued benefits in the event of a change in control followed by termination of employment of a covered employee not for cause. The Supplemental Plan also provides that benefits payable to a participant who retires before age 60 are subject to a reduction of .5% for each full month of retirement before age 60. The two other plans described above provide that in the event of a change in control, each participant in the plans will become 100% vested in his accrued benefits. This table assumes retirement in 1999 with payments beginning at age
65. At such time, the individuals listed in the Summary Compensation Table above had the following final average earnings (as defined above) and credited number of years of service: Mr. Nemirow, $1,115,050, 10.7 years (Mr. Nemirow received additional years of service after his fifth year employment anniversary under the terms of his employment agreement); Mr. Fuller, $563,177, 4.9 years; Mr. Duffy, $485,670, 4.8 years; Mr. Maffucci, $444,283, 22.5 years; and Mr. Barash, $413,838, 3.8 years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3, 4 and 5 and amendments to these forms furnished to Bowater during and with respect to its most recent fiscal year, and written representations that no Form 5 was required, Bowater believes that except as disclosed below all of its executive officers, directors and persons who may have been deemed to be greater than 10% shareholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended. Francis J. Aguilar, a director of Bowater, included in his Form 5 for 1999 his holding of shares that he acquired through pre-1991 accumulation in his dividend reinvestment account, which at the time was exempt from transaction reporting.

                                   ITEM NO. 2

                  APPROVAL OF BOWATER'S 2000 STOCK OPTION PLAN

     The 2000 Stock Option Plan has been established by Bowater to secure for Bowater and its shareholders the benefits arising from (a) providing long-term incentive compensation opportunities to those key employees and officers of Bowater and its subsidiaries who are and will be responsible for its future growth and continued success, and (b) aligning the interests of the members of the Board of Directors with Bowater's stockholders. The Plan provides a means whereby these key employees, officers and nonemployee directors may (x) be awarded restricted or nonrestricted stock awards, (y) acquire shares of Common Stock pursuant to stock options, and (z) be awarded stock appreciation rights ("SARs"). The Plan is being adopted because no shares are currently available to be granted under Bowater's 1997 Stock Option Plan.

     Key features of the Plan include:

     - a prohibition against the repricing of stock options;

     - a prohibition against granting options with an exercise price less than the fair market value of Common Stock on the date of grant;

     - authorization of 1,800,000 shares subject to the plan (3.33% of Common Stock outstanding plus Exchangeable Shares entitled to give voting instructions, and 3.47% of Common Stock outstanding, all as of the record date for the Annual Meeting);

     - limits on the number of awards (generally 200,000 shares) that may be granted to any individual under the plan each year; and

     - limits on the percentage of shares (5%) subject to the plan that may be granted in the form of restricted or nonrestricted stock.

     The Plan has been designed to the extent possible to comply with the provisions of Section 162(m) of the Code. In an effort to ensure that options, SARs and restricted stock awarded under the Plan will qualify as performance-based compensation, which is generally deductible, the Plan is being submitted to shareholders for approval at the Annual Meeting. Bowater believes compensation payable under the Plan, except for nonrestricted stock awards, if any, will be deductible for federal income tax purposes under most circumstances. However, under certain circumstances such as death, disability and a change in control (as defined in the Plan), compensation not qualified under Section 162(m) of the Code may be payable. By approving the Plan, shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained in the Plan. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Plan.

     Administration. The Plan will be administered by Human Resources and Compensation Committee of the Board (the "Committee"). However, in the case of awards made to nonemployee directors, the Board will act as the Committee. Among other things, the Committee will have the authority, subject to the terms of Plan, to select officers, employees and nonemployee directors to whom awards may be granted, to determine the type of award as well as the number of shares of Bowater Common Stock to be covered by each award and to determine the terms and conditions of each award. The Committee also will have the authority to adopt, alter and repeal rules, guidelines and practices governing the Plan as it deems advisable, to interpret the terms and provisions of the Plan and any awards issued and to otherwise supervise the administration of the Plan. All decisions made by the Committee or the Board under the Plan will be final and binding.

     Eligibility. Key employees and officers of Bowater and its subsidiaries designated by the Committee and all nonemployee directors are eligible to be granted awards under the Plan. Accordingly, it is not possible to estimate at this time the number of persons who will be eligible to participate in the Plan. Because each of Bowater's executive officers and nonemployee directors is eligible to receive a grant under the Plan, each may be deemed to have an interest in the approval of the Plan.

     Performance Goals. The Committee may, but is not required to, establish performance-related goals to be used in connection with conditions, restrictions and limitations for each grant under the Plan (except for nonrestricted stock awards) within ninety days of the date of grant. The goals will be selected from among the following factors, or any combination of them, as the Committee deems appropriate: total shareholder return; growth in revenues, sales, net income, stock price and/or earnings per share; return on assets, net assets and/or capital; return on shareholders' equity; debt/equity ratio; working capital; safety; quality; Bowater's financial performance versus peers; cost reduction; productivity; market mix; and economic value added. The Committee may select among the goals specified from award to award, and the Committee need not select the same, or any, goals for each grantee. The Committee must certify that the performance goals for each grant, if any, have been met before the grant will become vested or exercisable (as the case may be).

     Plan Features. The Plan authorizes the issuance of up to 1,800,000 shares of Bowater Common Stock through the grant or exercise of stock options (including incentive stock options ("ISOs") to key employees and officers), SARs and restricted and nonrestricted stock awards, but not more than 5% of the shares subject to the Plan may be issued as a restricted or nonrestricted stock award. No single participant may be granted awards under the Plan covering in excess of 200,000 shares of Common Stock in any one calendar year, and no ISO may be granted if the award would result in the participant's owning more than 10% of the outstanding stock of Bowater calculated in accordance with the attribution rules of Section 424 of the Code. In the event of any change in the outstanding shares of Common Stock by reason of any share dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the number of shares subject to the plan and outstanding awards will be proportionately adjusted. If any awards expire or terminate, the shares subject to those awards will again be available for grant under the Plan.

     Subject to the foregoing limits, the shares available under the Plan may be allocated among the various types of awards and among the participants as the Committee deems appropriate. Awards may be granted on such terms as the Committee may determine, except that the exercise price for stock options and the base price for SARs must be no less than the fair market value of Bowater Common Stock on the date of grant, and ISOs may not be exercisable beyond the tenth anniversary of the date of grant.

     As indicated above, several types of stock-related grants can be made under the Plan. A summary of these grants is set forth below.

     Stock Options. The Plan authorizes the Committee to grant options to purchase Common Stock at an exercise price equal to or above the fair market value of Bowater Common Stock on the date of grant. An option that satisfies the requirements of Section 422 of the Code may be designated by the Committee as an ISO. The principal difference between ISOs and nonqualified options is their tax treatment. See "Federal Income Tax Consequences." Also, ISOs may not be granted to nonemployee directors. The aggregate fair market value, determined on the date of grant, of the shares with respect to which ISOs granted to a grantee under all plans of Bowater and its subsidiaries that may become exercisable during a calendar year may not exceed $100,000. To the extent that any such options exceed this limitation, the excess options will be deemed to be nonqualified options. The Plan permits grantees to pay the exercise price of options in cash, stock (valued at its fair market value on the date preceding notice to the Committee) or a combination of cash and stock. The Plan prohibits the repricing of options. ISOs and nonqualified options will become immediately exercisable in full in the event of a change in control of Bowater (as defined in the Plan). A grantee may exercise an ISO or a nonqualified option, as the case may be, to the extent such option has become exercisable, by complying with Bowater's notification procedures.

     Stock Appreciation Rights. The Committee may grant tandem SARs or non-tandem SARs, each as defined in the Plan. The principal difference between a tandem SAR and a non-tandem SAR is that the exercisability of a tandem SAR is related to an option and the exercisability of a non-tandem SAR is not so related. The base price of a non-tandem SAR must be set by the Committee at or above the fair market value of a share as of the date of the award. The base price of a tandem SAR must equal the exercise price of the related option. A grantee who is awarded a SAR will be entitled to receive from Bowater, at the time the SAR is exercised, that number of shares of Common Stock having an aggregate fair market value (as defined in the Plan) as of the date of exercise equal to the product of (a) the number of shares as to which the grantee is exercising the SAR, and (b) the excess of the fair market value (at the date of exercise) of a share over the base price of the SAR. The Committee, in its sole discretion, may elect to settle all or a portion of Bowater's obligation arising out of the exercise of a SAR by the payment of cash in an amount equal to the fair market value as of the date of SAR exercise of the shares that it would otherwise be obligated to deliver. A tandem SAR will be exercisable only to the extent that the related option is exercisable. A tandem SAR will be canceled to the extent that the related option is exercised, and the option will be canceled to the extent that the related tandem SAR is exercised. Non-tandem SARs will be exercisable as determined by the Committee at the date of grant. The Plan prohibits the repricing of SARs. A SAR will become immediately exercisable in full in the event of a change in control of Bowater (as defined in the Plan). A grantee may exercise a SAR to the extent it has become exercisable by complying with Bowater's notification procedures.

     Restricted and Nonrestricted Stock. The Committee may grant restricted or nonrestricted stock awards under the Plan. Shares awarded will be transferred in consideration of the services of the grantee with or without other payment therefor as determined by the Committee and will be issued in the grantee's name. The grantee will have all of the rights of ownership of such shares, subject to the terms, conditions, restrictions and limitations established by the Committee and the Plan, except that if a restricted stock award is granted subject to a risk of forfeiture that will lapse solely based on whether the grantee remains in the employment of Bowater or a subsidiary, or as a nonemployee director for a minimum period, the vesting period selected by the Committee may not be less than one year. Any condition providing for forfeiture of a restricted stock award upon the occurrence or non-occurrence of a specified event or events will immediately lapse in the event of a change in control of Bowater (as defined in the Plan).

     Federal Income Tax Consequences. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs and restricted and nonrestricted stock awards. The laws governing the tax aspects of awards are highly technical and are subject to change.

     - Nonqualified Options and SARs. Upon the grant of a nonqualified option (with or without a SAR), the grantee will not recognize any taxable income, and Bowater will not be entitled to a deduction. Upon the exercise of such an option or a SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), or the consideration paid to the grantee upon exercise of the SAR, will constitute compensation taxable to the grantee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the grantee, the fair market value of the stock on the date of exercise is used. Bowater, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the grantee.

     - ISOs. A grantee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute a tax preference item includable in an alternative minimum tax computation, and thereby may subject the grantee to the alternative minimum tax.

            Upon the disposition of shares of stock acquired through the exercise of an ISO after (a) two years from the date of grant of the ISO and (b) one year from the date of transfer of the shares to the grantee (the "ISO Holding Period"), the grantee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. Bowater is not entitled to any tax deduction by reason of the grant or exercise of an ISO or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. If the grantee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the ISO Holding Period expires, the grantee recognizes ordinary income in the taxable year of the disposition equal to the excess of (y) the lower of the fair market value at date of exercise or such value at the time of disposition over (z) the exercise price, and Bowater receives a deduction in an equal amount.

     - Restricted Stock. A grantee who receives restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted will be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the grantee does not make a
       Section 83(b) Election, then the grant will be taxed as compensation income at the full fair market value (less any amount paid therefor by the grantee) on the date that the restrictions imposed on the shares expire. Unless a grantee makes a Section 83(b) Election, any dividends paid on stock subject to the restrictions are compensation income to the grantee and compensation expense to Bowater. Bowater is generally entitled to an income tax deduction for any compensation income taxed to the grantee, subject to the limitations of Section 162(m) of the Code.

     - Nonrestricted Stock. A grant of nonrestricted stock will be taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock will be taxed as capital gain (or loss) upon a subsequent sale of the shares. Bowater is generally entitled to an income tax deduction for any compensation income taxed to the grantee; however, the deductibility of nonrestricted stock awards is subject to the $1,000,000 cap of Section 162(m), and these awards are not eligible for the exemptions from this cap.

     Withholding. The Plan provides that when a grantee recognizes income with respect to an award, the grantee must pay all federal, state and local income or other taxes due, and Bowater will have the right to withhold funds from amounts payable to the grantee to satisfy all federal, state and local payroll tax withholding requirements.

Alternatively, the grantee may elect to have shares withheld by Bowater from the shares otherwise to be delivered to the grantee, or to tender to Bowater shares previously acquired by the grantee. Any shares withheld or tendered will have an aggregate fair market value equal to the amount of funds to be withheld, and this value will be measured as of the date as of which income is recognized by the grantee with respect to such shares.

     Transferability. Except to the extent specifically provided by the Committee, an award made under the Plan may not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the grantee. ISOs granted under the Plan are not transferable except by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, under a qualified domestic relations order.

     Amendment and Termination. Subject to any approval of Bowater's shareholders required (or, in the opinion of the Committee, appropriate) under law (including Section 422 of the Code and the regulations thereunder) or the rules of any applicable securities exchange, Bowater may at any time amend, suspend or terminate the Plan, but no amendment, suspension or termination may be made that would materially alter or impair any award previously granted under the Plan without the consent of the award holder.

     Change in Control. The Plan provides that upon the occurrence of a change in control (as defined in the Plan), all outstanding options and SARs and all outstanding restricted stock awards as to which any conditions respecting forfeiture have not previously lapsed will automatically be purchased by Bowater at the Acceleration Price (as described below), with payment to be made within thirty days of the change in control, irrespective of whether the shareholders have approved the Plan. This payment would be considered non-performance based compensation and would not be deductible by Bowater to the extent that total compensation for any covered officer exceeded the $1,000,000 cap of Section 162(m) of the Code.

     For restricted stock, the Acceleration Price is the highest of: (1) the highest reported sales price of the Common Stock within the sixty days preceding the date of the change in control as reported by any securities exchange upon which the Common Stock is listed, (2) the highest price of the Common Stock as reported in a Schedule 13D or an amendment thereto that is paid within the sixty days preceding the date of the change in control, (3) the highest tender offer price paid for the Common Stock and (4) any cash merger or similar price. For options and SARs, the Acceleration Price is the highest of these four prices, net of the option's exercise price or the SAR's base price.

     Termination of Employment or Service on the Board. Under the Plan, if a grantee is involuntarily terminated for cause, all of the grantee's options and SARs will expire and the grantee's unvested restricted stock awards will be forfeited, as of the date of termination. If a grantee is involuntarily terminated without cause or voluntarily leaves, all of the grantee's unexercisable options and SARs will expire immediately; any exercisable options and SARs will expire three months after termination (unless their expiration date is earlier) and unvested restricted stock awards will be forfeited. If a grantee terminates employment due to disability or retirement, the grantee will be treated under all awards as if employment continued for five years. If a grantee dies while employed or during the above-described five-year period, all options and SARs will become exercisable (and remain exercisable for two years unless their expiration date is earlier), and unvested restricted stock awards will vest. In the case of a nonemployee director, these provisions will be applied with respect to the individual's termination of service on the Board.

     Vote Required. Approval of the Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions are counted as a vote against this proposal. Broker non-votes have no effect upon the approval of the Plan. The Plan must be approved by shareholders on or before the first anniversary of its adoption by the Committee. If approval is not obtained by that date, the Plan will terminate and awards made under the Plan will expire unless an earlier buy-back of those awards under the change in control provisions has occurred.

     New Plan Benefits. Set forth below is information concerning stock option grants made by the Committee (without performance-related conditions) under the Plan to date. The maximum benefit received by the grantees from these grants cannot be determined at this time because the future performance of Bowater's stock is unknown. The Committee may make additional grants in 2000 that could be on materially different terms from those of the grants set forth below. It is not possible to determine the maximum benefits (other than based on limits on the number of shares that may be granted in the aggregate or to any employee) that will be granted to any person in 2000 under the Plan or what benefits or amounts would have been received by or allocated to any person or group of persons in 1999 if the Plan had been in effect. On March 17, 2000, the fair market value of the Common Stock was $46.31.

                               NEW PLAN BENEFITS
                  BOWATER INCORPORATED 2000 STOCK OPTION PLAN

                                                               NUMBER OF SHARES
                     NAME AND POSITION                        SUBJECT TO OPTIONS
                     -----------------                        ------------------
Arnold M. Nemirow                                                  100,000
  Chairman, President and Chief Executive Officer
Arthur D. Fuller                                                    35,000
  Executive Vice President and
  President - Newsprint Division
E. Patrick Duffy                                                    30,000
  Senior Vice President and
  President - Coated Paper Division
David G. Maffucci                                                   30,000
  Senior Vice President and Chief Financial Officer
Anthony H. Barash                                                   25,000
  Senior Vice President -
  Corporate Affairs and General Counsel
Current executive officers as a group                              390,000
Non-executive director group                                        16,000
All employees, excluding executive officers, as a group            210,000

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2000 STOCK OPTION PLAN.

                           RELATED PARTY TRANSACTIONS

     Fidelity Management Trust Company ("Fidelity Management"), under a trust agreement dated July 1, 1994 (the "Fidelity Agreement"), by and between Bowater and Fidelity Management, provides trustee services to qualified retirement plans maintained by Bowater and its subsidiaries. In addition, Fidelity Institutional Retirement Services Company ("FIRSCO"), a company affiliated with Fidelity Management, provides administrative recordkeeping services to the plans also in accordance with the terms of the Fidelity Agreement. Fidelity Management and FIRSCO are subsidiaries of FMR Corp. During 1999, these entities received approximately $485,000 as a result of the relationship with Bowater. Bowater expects that similar amounts will be received in the future. FMR Corp. has reported in a Schedule 13G that it had sole dispositive power with respect to 7,514,960 shares of Common Stock at December 31, 1999, and sole voting power with respect to 490,050 of these shares and that Fidelity Management beneficially owned 591,850 of these shares of Common Stock as a result of its serving as an investment manager of institutional accounts. Bowater believes that its arrangements with these entities are on terms as favorable as could be obtained from a non-shareholder.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed KPMG LLP as independent auditors for Bowater to audit its consolidated financial statements for the year ended December 31, 2000. KPMG LLP currently serves Bowater and its subsidiaries as independent auditors and from time to time advises Bowater on tax and other matters. Representatives of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                           PROPOSALS BY SHAREHOLDERS

     A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the Annual Meeting of Shareholders to be held in 2001 should submit his or her proposal on or before December 1, 2000, to Bowater's Secretary, 55 East Camperdown Way, Post Office Box 1028, Greenville, South Carolina 29602. With respect to a shareholder proposal for the 2001 Annual Meeting that is not intended to be included in the proxy materials relating to the meeting, Bowater must receive the proposal by the earlier of January 10, 2001, or 10 days after notice or public disclosure of the annual meeting is made or given to shareholders. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below.

     Bowater's Bylaws require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that 120 days advance written notice be delivered to Bowater's Secretary (at the address indicated above). The notice must be given, either by personal delivery or by United States mail, postage prepaid, to Bowater's Secretary no later than: (a) with respect to an election to be held at an annual meeting of shareholders, 120 days prior to the anniversary date of the immediately preceding annual meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting shall first be given to shareholders. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to Bowater's Secretary (at the address indicated above). The notice must be received by Bowater's Secretary by the earlier of: (y) 120 days prior to the anniversary date of the immediately preceding annual meeting; or (z) 10 days after notice or public disclosure of the date of the annual meeting was given or made to shareholders. The Bylaws contain specific requirements with respect to the contents of each of these notices. A copy of the Bylaws is available upon request to Bowater's Secretary at the address indicated above.

                            EXPENSES OF SOLICITATION

     Bowater will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, it is expected that some of Bowater's officers and regular employees may solicit, without additional compensation, proxies by telephone, telegraph or oral communication. The firm of Morrow & Co., Inc. has been retained to assist in the soliciting of proxies for a fee of $7,000, plus expenses. Bowater has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Bowater Common Stock and Exchangeable Shares, and will reimburse them for their reasonable out-of-pocket expenses in so doing.

                             FINANCIAL INFORMATION

     BOWATER'S 1999 ANNUAL REPORT IS ENCLOSED. BOWATER WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 17, 2000, WHO SO REQUESTS IN WRITING, A COPY OF THE 1999 ANNUAL REPORT OR BOWATER'S 1999 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO BOWATER, 55 EAST CAMPERDOWN WAY, POST OFFICE BOX 1028, GREENVILLE, SOUTH CAROLINA 29602, ATTENTION: INVESTOR RELATIONS DEPARTMENT.

                                         By order of the Board of Directors,

                                         /s/ WENDY C. SHIBA

                                         WENDY C. SHIBA
                                         Vice President, Secretary and
                                         Assistant General Counsel

March 22, 2000

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                 (BOWATER LOGO)

                                 DATE AND TIME
                            WEDNESDAY, MAY 10, 2000
                                 AT 11:00 A.M.

                                     PLACE
                               THE GUNTER THEATRE
                             300 SOUTH MAIN STREET
                              GREENVILLE, SC 29601

       ------------------------------------------------------------------

               PLEASE SIGN YOUR PROXY OR VOTING INSTRUCTION CARD
              AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
       ------------------------------------------------------------------

                                                                      APPENDIX A

PROXY


                              BOWATER INCORPORATED


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF THE COMPANY FOR ANNUAL MEETING MAY 10, 2000


The undersigned appoints David G. Maffucci and Wendy C. Shiba, or any one of them, each with full power of substitution, as proxies for the undersigned, to vote all of the shares of common stock of Bowater Incorporated held of record by the undersigned on March 17, 2000, at the annual meeting of shareholders to be held May 10, 2000, and any adjournment and, in their discretion, to vote upon any other business that may properly come before the annual meeting and any adjournment.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND PROXYHOLDERS WILL VOTE, IN THEIR DISCRETION, UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                                                                SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.   ELECTION OF DIRECTORS

FOR /X/                WITHHOLD /X/            EXCEPTIONS* /X/
ALL NOMINEES           AUTHORITY (To vote      (As indicated to the
LISTED BELOW           for all nominees        contrary below)
                       listed below)

Richard Barth, James L. Pate, Charles J. Howard

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*EXCEPTIONS ....................................................................
 ................................................................................

2.   Proposal to approve the Bowater Incorporated 2000 Stock Option Plan.

FOR /X/                AGAINST /X/              ABSTAIN /X/

3. At their discretion upon such other business that may properly come before the annual meeting and any adjournment.


                                DATED: __________________________________ , 2000
                                        (PLEASE BE SURE TO INSERT DATE)
                                ________________________________________________
                                                 (SIGNATURE)
                                ________________________________________________
                                       (SIGNATURE IF HELD JOINTLY)
                                (Signature should conform exactly to name shown on this proxy card. Executors, administrators, guardians, trustees, attorneys and officers signing for corporations should give full title.)
                                VOTE MUST BE INDICATED BY
                                "X" IN BLACK OR BLUE INK.    /X/



SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                      APPENDIX B






                              BOWATER INCORPORATED

                             2000 STOCK OPTION PLAN


















                         EFFECTIVE AS OF JANUARY 1, 2000

                                TABLE OF CONTENTS

                                                                       Page No.
                                                                       --------

1.       Definitions..........................................................1

2.       Purpose..............................................................5

3.       Administration.......................................................6

4.       Participation........................................................6

5.       Shares Subject to the Plan...........................................7

6.       Restricted or Nonrestricted Stock Awards.............................7

7.       Stock Options........................................................8

8.       Stock Appreciation Rights............................................8

9.       Special Provisions Under Code Section 162(m).........................9

10.      Exercise of Options and SARs........................................10

11.      Death, Retirement, and Termination of Employment....................10

12.      Compliance with Applicable Laws.....................................11

13.      Transferability.....................................................11

14.      Employment, Stockholder and Board Status............................12

15.      Adjustments to Number of Shares and Terms...........................12

16.      Change in Control ..................................................12

17.      Withholding.........................................................12

18.      Term of Plan........................................................13

19.      Amendment and Termination of Plan...................................13

20.      Applicable Law......................................................13

                              BOWATER INCORPORATED
                             2000 STOCK OPTION PLAN


         1. DEFINITIONS.

                  For purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

                  (a) "Acceleration Price" means (i) in the case of a Restricted Stock Award, the highest of (A) through (D); and (ii) in the case of an Option or SAR, the excess over the exercise or base price thereof of the highest of (A) through (D), on the date of a Change in Control:

                           (A) The highest reported sales price of the Common Stock within the sixty (60) days preceding the date of the Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

                           (B) The highest price of the Common Stock as reported in a Schedule 13D or an amendment thereto that is paid within the sixty (60) days preceding the date of the Change in Control,

                           (C) The highest tender offer price paid for the Common Stock, and

                           (D)      Any cash merger or similar price.

                  (b) "Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Acquiring Person" means the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Company's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Company of which the Person is a Beneficial Owner.

                  (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on the date hereof.

                  (e) "Award" means a Restricted or Non-Restricted Stock Award, Option or SAR granted to a Grantee pursuant to the Plan.

                  (f) "Beneficial Owner" of Common Stock means (i) a Person who beneficially owns such Common Stock, directly or indirectly, or (ii) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

                  (g) "Board" means the Board of Directors of the Company.

                  (h) "Change in Control" shall be deemed to occur upon:

                           (i) the date that any Person is or becomes an Acquiring Person;

                           (ii) the date that the Company's shareholders approve a merger, consolidation or reorganization of the Company with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (A) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Company as of such record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

                           (iii) the date the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (A) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Company's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

                           (iv) the date on which less than fifty percent (50%) of the total membership of the Board consists of Continuing Directors.

                  (i) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall also include a reference to any Temporary or Final Regulation promulgated under such Section, and to any successor to such Section or Regulation.

                  (j) "Committee" means a committee consisting of two (2) or more members of the Board; provided that, (i) with respect to any Grantee of an Award that constitutes an "equity security" under the Act who is subject to
Section 16 of the Act, (A) the members of the Committee shall all be "non-employees" as defined in Section 240.16b-3 of the General Rules and Regulations promulgated under the Act, or (B) the full Board shall act in lieu of the Committee hereunder and (ii) with respect to any Grantee of an Award that is intended by the Committee to constitute "qualified performance-based compensation," within the contemplation of Treasury Regulation Section 1.162-27(e)(2), who is a "covered employee," within the contemplation of Treasury Regulation Section 1.162-27(c)(2), the members of the Committee shall all be "outside directors" as defined in Treasury Regulation Section 1.162-27(e)(3) to the extent required by Section 162 of the Code. Notwithstanding the foregoing, in the case of an Award granted to a member of the Board who is not also a key employee or officer of the Company or a Subsidiary, "Committee" means the Board.

                  (k) "Common Stock" means the common stock of the Company, par value $1.00 per share.

                  (l) "Company" means Bowater Incorporated, a Delaware corporation, and any successor thereto by merger or other acquisition.

                  (m) "Continuing Director" means any member of the Board who
(i) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (ii) is not an Acquiring Person or Affiliate or Associate of an Acquiring Person, and (iii) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                  (n) "Date of Grant" means the date an Award is granted to a Grantee under the Plan.

                  (o) "Disability" shall have the meaning contained in the Company?s long-term disability plan, except that, in the case of an ISO, it shall mean total and permanent disability within the contemplation of Section 22(e)(3) of the Code.

                  (p) "Effective Date" means January 1, 2000.

                  (q) "Fair Market Value" for a particular date means the simple arithmetic mean between the highest and lowest prices per share at which the Common Stock is traded as reported for the New York Stock Exchange Composite Transactions as reported in the Eastern Edition of the Wall Street Journal for that date, or if not so traded, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such Exchange on that date, rounded to the nearest number within two decimal places.

                  (r) "Grantee" means a key employee or officer of the Company or a Subsidiary, or a member of the Board, to whom an Award has been granted; provided that a member of the Board who is not also such a key employee or officer may not become a Grantee of an ISO.

                  (s) "ISO" means an incentive stock option within the contemplation of Section 422 of the Code.

                  (t) "Non-Tandem SAR" means an SAR granted to a Grantee that is not a Tandem SAR.

                  (u) "Nonrestricted Stock Award" means a Stock Award granted without any risk of forfeiture.

                  (v) "NQO" means an Option that is not an ISO.

                  (w) "Option" means an option to purchase Shares granted to a Grantee pursuant to Section 7 of the Plan, which may be an ISO or an NQO.

                  (x) "Person" means any individual, firm, corporation, partnership, trust or other entity.

                  (y) "Plan" means the Bowater Incorporated 2000 Stock Option Plan as provided herein and as it may be amended from time to time.

                  (z) "Restricted Stock Award" means a Stock Award granted subject to a risk or risks of forfeiture.

                  (aa) "Retirement" means (i) with respect to a key employee or officer of the Company or a Subsidiary, the status of having terminated employment and being immediately eligible for the payment of normal or early retirement benefits under the qualified pension plan of the Company or Subsidiary applicable to the Grantee or (ii) with respect to a member of the Board not described in clause (i), the status of having terminated service on the Board and being immediately eligible for the payment of retirement benefits under the Company?s retirement plan for the Directors.

                  (bb) "SAR" means a Stock Appreciation Right granted to a Grantee pursuant to Section 8 of the Plan, which may be a Tandem SAR or a Non-Tandem SAR.

                  (cc) "Share" means a share of Common Stock.

                  (dd) "Stock Award" means a Share awarded to a Grantee pursuant to Section 6 of the Plan, which may be a Restricted or Nonrestricted Stock Award.

                  (ee) "Subsidiary" means each entity with respect to which the Company owns directly or indirectly interests embodying more than 50% of the voting power, provided that for purposes of an ISO, such term shall have the meaning given in Section 424 of the Code.

                  (ff) "Tandem SAR" means an SAR granted in connection with an Option either at the Date of Grant of the Option or at a later date.

                  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         2. PURPOSE. The Plan has been established by the Company to secure for the Company and its stockholders the benefits arising from (i) providing long-term incentive compensation opportunities to those key employees and officers of the Company and its Subsidiaries who are and will be responsible for its future growth and continued success and (ii) aligning the interests of Company stockholders and members of the Board. The Plan provides a means whereby such individuals: (a) may be awarded Restricted or Nonrestricted Stock Awards;
(b) may acquire Shares pursuant to Options; or (c) may be awarded SARs; provided that a member of the Board who is not also a key employee or officer of the Company or a Subsidiary may not be awarded an ISO.

         3. ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Grantees and any other employee of the Company or any of its subsidiaries (including their beneficiaries, transferees and other successors in interest). No member of the Committee shall be liable for any action or determination made with respect to the Plan.

         4. PARTICIPATION.

                  (a) Subject to the terms and conditions of the Plan, the Committee shall determine and designate from time to time the Grantees to whom Awards are to be granted and the type, size and terms, conditions, restrictions and limitations applicable to each Award; provided, however that the Committee shall not have the power to reduce the exercise price of an outstanding Option or the base price of an outstanding SAR, other than as provided in Section 15. Such terms, conditions, restrictions and limitations may include, but are not limited to terms, conditions, restrictions and limitations related to: (i) the exercisability of an Award (subject to Sections 7(c), 8(b) and 11, and provided that the Committee shall at all times have the authority to accelerate such exercisability), (ii) the forfeiture of an Award (and/or the Shares subject thereto) and the lapse of the forfeiture condition (subject to Sections 6(b) and 11, and provided that the Committee shall at all times have the authority to declare such forfeiture condition to be lapsed), (iii) the transferability of an Award and/or such Shares, (iv) the form of payments (if any) in respect of an Award, (v) the consequences of a Grantee's termination of employment with the Company and its Subsidiaries or termination of service on the Board (as provided in Section 11(b)), (vi) restrictions on the sale, resale or other disposition of the Award and/or such Shares, (vii) restrictions related to the payment of dividends with respect to such Shares, (viii) restrictions with respect to the right to vote such Shares, (ix) put or call rights with respect to such Shares,
(x) provisions to comply with federal and/or state securities laws, and (xi) such other matters not inconsistent with the specific provisions of the Plan as deemed appropriate by the Committee. Notwithstanding the foregoing, (I) the maximum number of Shares with respect to which Awards may be granted during any calendar year to any Grantee is 200,000 Shares; and (II) no Grantee may be granted an ISO Award if immediately after such grant, were it made, he would be the owner or would be deemed in accordance with Section 424 of the Code to be the owner of more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

                  (b) The terms, conditions, restrictions and limitations related to each Award shall be reflected in an Agreement between the Company and the Grantee. Each Award under the Plan shall be made subject to the condition that the Grantee execute and return such Agreement within sixty (60) days of the date he receives the Agreement from the Company. An Agreement may only be modified by a writing signed by both the Company and the Grantee. Each Agreement shall be subject to all of the terms of the Plan.

         5. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 15, the aggregate number of Shares for which Stock Awards, Options and SARs may be granted under the Plan shall not exceed 1,800,000 Shares, and no more than 5% of such Shares may be used for Restricted and Nonrestricted Stock Awards. If any Option or SAR granted pursuant to the Plan shall expire or terminate for any reason (including without limitation its settlement in cash in lieu of exercise of the Option) or any Restricted Stock Award shall be forfeited pursuant to conditions or restrictions applicable thereto, the number of Shares then subject to the Option, SAR or Restricted Stock Award shall again be available for grant under the Plan unless the Plan shall have terminated.

         6. RESTRICTED OR NONRESTRICTED STOCK AWARDS.

                  (a) The Committee may grant Restricted or Nonrestricted Stock Awards under the Plan. Shares awarded under this Section 6 shall be transferred in consideration of the services of the Grantee with or without other payment therefor as determined by the Committee and shall be issued in the Grantee's name. The Grantee will have all of the rights of ownership of such shares, subject to the terms, conditions, restrictions and limitations established pursuant to Section 4(a). Notwithstanding any provision of Section 4(a), if a Restricted Stock Award is granted subject to a risk of forfeiture that will lapse solely based on whether the Grantee remains in employment with the Company or a Subsidiary, or as a member of the Board, for a minimum period, the period selected by the Committee may not be less than one year.

                  (b) Any condition providing for the forfeiture of a Restricted Stock Award upon the occurrence or non-occurrence of a specified event or events shall immediately lapse in the event of a Change in Control of the Company.

                  (c) Certificates for a Nonrestricted Stock Award shall be issued to the Grantee as soon as practicable after the Grantee satisfies any applicable tax withholding requirements. Certificates for a Restricted Stock Award shall be issued in the Grantee's name and shall be held in escrow by the Company (along with stock powers executed by the Grantee) until all conditions that may cause a forfeiture of the Shares lapse or such Shares are forfeited as provided therein. A certificate or certificates representing a Restricted Stock Award as to which such conditions have lapsed shall be delivered to the Grantee upon such lapse as soon as practicable after the Grantee has satisfied any applicable tax withholding requirements.

         7. STOCK OPTIONS.

                  (a) The Committee may grant Options under the Plan with an exercise price at or above the Fair Market Value of the Shares as of the Date of Grant. Any Option that satisfies all of the requirements of Section 422 of the Code may be designated by the Committee as an ISO. An Option (or portion thereof) that is not so designated, or that does not satisfy the requirements of
Section 422 of the Code, and any Option that is granted to a member of the Board who is not also a key employee or officer of the Company or a Subsidiary, shall not constitute an ISO and shall be an NQO.

                  (b) An ISO must expire no later than ten years after the Date of Grant. The aggregate fair market value, determined on the Date of Grant, of the Shares with respect to which ISOs granted to a Grantee under all plans of the Company and its Subsidiaries may become exercisable during a calendar year may not exceed $100,000. To the extent the foregoing limitation is exceeded, the excess Shares shall be deemed to be subject to NQOs.

                  (c) An Option shall become immediately exercisable in full in the event of a Change in Control of the Company.

                  (d) A Grantee may exercise an Option to the extent it has become exercisable by complying with the notification procedures provided by the Company's Human Resources Department at its corporate headquarters. Contemporaneously with the delivery of notice with respect to exercise of an Option, the full purchase price of the Shares purchased pursuant to the exercise of the Option shall be paid in cash, or by tender of Share certificates in proper form for transfer to the Company valued at the Fair Market Value of the Shares on the preceding day, or by any combination of the foregoing or with any other consideration acceptable to the Committee. Payment upon the exercise of such Option may also be made by means of a properly executed exercise notice together with irrevocable instructions to a broker (designated by the Company) to deliver promptly to the Company the portion of the sale or loan proceeds sufficient to pay such purchase price.

         8. STOCK APPRECIATION RIGHTS.

                  (a) The Committee may grant Tandem SARs or Non-Tandem SARs under the Plan. The base price of a Non-Tandem SAR must be set by the Committee at or above the Fair Market Value of a Share as of the Date of Grant. The base price of a Tandem SAR must equal the exercise price of the related Option. A Grantee who is awarded an SAR shall be entitled to receive from the Company, at the time the SAR is exercised, that number of Shares having an aggregate Fair Market Value as of the date of exercise equal to the product of (i) the number of Shares as to which the Grantee is exercising the SAR, and (ii) the excess of the Fair Market Value (at the date of exercise) of a Share over the base price of the SAR. The Committee, in its sole discretion, may elect to settle all or a portion of the Company's obligation arising out of the


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

exercise of an SAR by the payment of cash in an amount equal to the Fair Market Value as of the date of exercise of the Shares it would otherwise be obligated to deliver. Tandem SARs shall be exercisable only to the extent that the related Option is exercisable. Non-Tandem SARs shall be exercisable as determined by the Committee at the Date of Grant. A Tandem SAR shall be canceled to the extent that the related Option is exercised and the Option shall be canceled to the extent that the related Tandem SAR is exercised.

                  (b) An SAR shall become immediately exercisable in full in the event of a Change in Control of the Company.

                  (c) A Grantee may exercise an SAR to the extent it has become exercisable by complying with the notification procedures provided by the Company?s Human Resources Department at its corporate headquarters.

         9. SPECIAL PROVISIONS UNDER CODE SECTION 162(m).

                  (a) The provisions of this Section 9 shall apply only to persons designated by the Committee as individuals who are or who are likely to become "covered employees," within the contemplation of Section 162(m) of the Code; provided that, if an individual is so designated and the Committee determines that such individual is not a covered employee for the year in which the Company is entitled to a deduction with respect to income he recognizes for Federal income tax purposes in connection with an Award, the provisions of this
Section 9 shall not apply to such Award. The provisions of this Section 9 shall only apply to conditions, restrictions and limitations applicable to Awards that are related to the performance of the Company and if the provisions of this
Section 9 are necessary so that the Award qualifies as "qualified performance-based compensation" as defined in Treasury Regulation Section 1.162-27(e)(2). Except as provided in Section 16, in the event of any inconsistencies between this Section 9 and the other Plan provisions within the scope of the foregoing, the provisions of this Section 9 shall control with respect to covered employees.

                  (b) With respect to each Award described in paragraph (a), as soon as practicable following the grant of an Award subject to this Section 9 (but in no event more than ninety (90) days after the Date of Grant), the Committee shall establish the performance-related goals to be used in connection with conditions, restrictions and limitations applicable to such Award. The performance-related goals shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: total stockholder return; growth in revenues, sales, net income, stock price, and/or earnings per share; return on assets, net assets, and/or capital; return on stockholders' equity; debt/equity ratio; working capital; safety; quality; the Company?s financial performance versus peers; cost reduction; productivity; market mix; or economic value added. The Committee may select among the goals specified from Award to Award which need not be the same for each Grantee.


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

                  (c) With respect to each Award described in paragraph (a), the Committee shall (at the same time it is making the determinations under paragraph (b)) determine the relationship between the performance-related goals and the conditions, restrictions and limitations applicable to the Award.

                  (d) In connection with the Awards described in paragraph (a), no performance-related goal will be considered to be satisfied until the Committee has certified the extent to which the performance-related goals and any other material terms were satisfied.

                  (e) Once established, performance-related goals shall not be changed, except to the extent that the Committee has specified adjustments as part of the determinations made under paragraphs (b) and (c). Except as provided in the preceding sentence, no performance-related goal applicable to a condition, restriction or limitation shall be considered to be satisfied if the minimum performance-related goals applicable thereto are not achieved.

                  (f) Individual performance shall not be reflected in a performance-related goal under this Section 9. However, the Committee may retain the discretion to treat a performance-related goal as not having been satisfied due to the failure of a Participant to meet individual performance goals.

                  (g) If, on advice of the Company?s tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying provisions of this Plan (including this Section 9(g)) that conflict with this Section 9 to a covered employee, then the Committee may, in its sole discretion, apply such Section or Sections to the covered employee without regard to the exceptions to such Section or Sections that are contained in this Section 9.

         10. EXERCISE OF OPTIONS AND SARS. No Option or SAR may at any time be exercised with respect to a fractional share or exercised in part with respect to fewer than 100 shares (unless it is being exercised in full). In the event that Shares are issued pursuant to the exercise of an SAR, no fractional shares shall be issued; payment shall be made in cash for any such fractional shares. Certificates for whole shares shall be delivered as soon as practicable after the Grantee satisfies any applicable tax withholding requirements.

         11. DEATH, RETIREMENT, AND TERMINATION OF EMPLOYMENT. (a) If a Grantee's employment with the Company and all of its Subsidiaries terminates:

                  (i) If such employment terminates involuntarily and for good cause (as determined by the Company), all Options and SARs held by the Grantee will expire and the Grantee's Restricted Stock Awards as to which any condition providing for the forfeiture thereof exists ("Unvested Restricted Stock Awards") will be forfeited immediately.

                  (ii) If such employment terminates involuntarily without cause or voluntarily for any reason, except in the case of the Grantee's Disability, Retirement or death, (A) all unexercisable Options and SARs held by the Grantee will expire immediately; (B) all exercisable options and SARs held by the Grantee will expire three months after termination (unless their expiration date is earlier); and (C) Unvested Restricted Stock Awards held by the Grantee will be forfeited.

                  (iii) If such employment terminates because of Disability or Retirement, the Grantee will be treated under all Awards as if employment with the Company or Subsidiary continued for five years.

                  (iv) If a Grantee dies while employed or during the five-year period described in paragraph (iii), all Options and SARs held by the Grantee will become exercisable (and remain exercisable for two years unless their expiration date is earlier) and all conditions providing for forfeiture of the Grantee's Unvested Restricted Stock Awards will lapse.

         (b) The Committee may provide (i) that an Award will not terminate or be forfeited as a result of the termination of the Grantee's employment; and
(ii) for additional opportunities for the exercise of an Option or SAR after a Grantee's termination of employment, in addition to (a), above.

         (c) For all purposes of the Plan, the employment of a Grantee will not be considered to be terminated if the Grantee is receiving periodic severance payments from the Company or a Subsidiary. Leaves of absence for periods and purposes conforming to the policy of the Company shall not be deemed terminations or interruptions of employment.

         (d) In the case of a Grantee who is a member of the Board and not an employee of the Company or a Subsidiary, the provisions of this Section 11 shall be applied by treating the Grantee's service on the Board as if it were employment with the Company.

         12. COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares.

         13. TRANSFERABILITY.

                  (a) Except to the extent specifically provided by the Committee, an Award (including the Shares subject to a Restricted Stock Award until all conditions providing for


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

forfeiture have lapsed) shall not be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Grantee.

                  (b) Incentive Stock Options granted under the Plan are not transferable except by will or by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a qualified domestic relations order (as that term is defined in the Code). Incentive Stock Options may be exercised during the lifetime of the Grantee only by the Grantee, and after the death of the Grantee, only as provided in Section 11.

         14. EMPLOYMENT, BOARD SERVICE AND STOCKHOLDER STATUS. The Plan does not constitute a contract of employment or for continued service, and selection as a Grantee will not give any employee or Grantee the right to be retained in the employ of the Company or any Subsidiary or as a member of the Board. No person entitled to exercise any Option or SAR granted under the Plan shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of such Option or SAR until certificates representing such Shares have been issued and delivered. Certificates representing Shares issued under the Plan may bear a legend referring to any conditions, restrictions and limitations deemed appropriate by the Committee.

         15. ADJUSTMENTS TO NUMBER OF SHARES AND TERMS. Subject to the following provisions of this Section 15, in the event of any change in the outstanding Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number and kind of Shares reserved for issuance under the Plan or subject to Awards outstanding or to be granted under the Plan shall be proportionately adjusted so that the value of each Award shall not be changed, and the terms of any outstanding Award may be adjusted by the Committee in such manner as it deems equitable, provided that, in no event shall the Option price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an Option or SAR. Shares subject to a Restricted Stock Award shall be treated in the same manner as other outstanding Shares; provided that any conditions and restrictions applicable to a Restricted Stock Award shall continue to apply to any Shares, other security or other consideration received in connection with the foregoing.

         16. CHANGE IN CONTROL. Upon the occurrence of a Change in Control, all outstanding Options and SARs, and all outstanding Restricted Stock Awards as to which any conditions providing for forfeiture have not lapsed, shall be automatically purchased by the Company at the Acceleration Price with payment to be made within thirty days of such Change in Control, irrespective of whether the stockholders of the Company have approved the Plan as contemplated by
Section 18.

         17. WITHHOLDING. Whenever a Grantee recognizes income with respect to an Award (and as a condition to the exercise of any Option or SAR or the receipt of a Stock Award), the


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

Grantee will have the obligation to pay all federal, state, and local income or other taxes due and the Company shall have the right to withhold from amounts payable to the Grantee in any manner as necessary to satisfy all federal, state and local payroll tax withholding requirements. Alternatively, the Grantee may elect to have Shares withheld by the Company from the Shares otherwise to be delivered to the Grantee or may tender to the Company Shares previously acquired by the Grantee. The number of Shares so withheld or tendered for payment of tax withholding shall have an aggregate Fair Market Value as of the date as of which income is recognized by the Grantee with respect to such Shares sufficient to satisfy the applicable withholding taxes.

         18. TERM OF PLAN. The Plan is effective January 1, 2000, and will be submitted to the stockholders of the Company for approval on or before the first anniversary of its adoption by the Committee. Awards may be granted prior to stockholder approval, with all rights thereunder (other than the right to receive payment of the Acceleration Price under Section 16) conditioned upon such approval; provided that, if stockholder approval is not secured by such anniversary, all such Awards shall expire and the Plan shall terminate. No ISO may be granted under the Plan after December 31, 2010. No Award may be granted under the Plan after the date on which the Plan is terminated pursuant to
Section 19.

         19. AMENDMENT AND TERMINATION OF PLAN. Subject to any approval of the stockholders of the Company that may be required (or, in the opinion of the Committee, appropriate) under law or the rules of any securities exchange on which the Shares are listed or similar entity, the Committee may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall materially and adversely alter or impair any Award previously granted under the Plan without the consent of the holder thereof. No amendment requiring stockholder approval under Treasury Regulation Section 1.162-27 or
Section 422 of the Code shall be valid unless such stockholder approval is secured as provided therein.

         20. APPLICABLE LAW. All questions under the Plan shall be governed by the internal laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

         Executed on behalf of the Company as of January 1, 2000, on this 21st day of March, 2000.

                                   BOWATER INCORPORATED


                                   By: /s/ James T. Wright
                                       -----------------------------------------
                                       James T. Wright
                                       Vice President - Human Resources

         As adopted by the Board of Directors at its January 19, 2000, meeting.



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